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As filed with the Securities and Exchange Commission on March 22, 2004

Registration No. 333-106799

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nucotec, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

94-3409645
(I.R.S. Employer Identification No.)

Nucotec, Inc.
3841 Amador Way
Reno, Nevada 89502
(954) 356-8111
(Address of Registrant's principal executive offices, including zip code)

2003 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
(Full title of the Plan)

Transfer Online, Inc.
227 SW Pine Street, Suite 300
Portland, OR 97204
503.227.2950
(Name, address and telephone number of agent for service)

COPIES TO:
Lynne Bolduc, Esq.
OSWALD & YAP
16148 Sand Canyon Avenue
Irvine, California 92618

THE PURPOSE OF THIS AMENDMENT IS TO DEREGISTER 4,940,000 SHARES OF COMMON STOCK UNDER THE PLAN.

DATED: March 19, 2004

PART II

Item 9. Undertakings

        Pursuant to Item 512(a)(3), this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unsold under Registration Statement No. 333-106799, filed on July 3, 2003.

        Registration Statement No. 333-106799 covered 5,000,000 shares of common stock, $.001 par value, of Nucotec, Inc., underlying stock options issuable pursuant to Nucotec's 2003 Incentive and Nonstatutory Stock Option Plan (the "Plan"). As of the date hereof, 60,000 options have been issued pursuant to the Plan and no further options will be issued pursuant to the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 5,940,000 shares of common stock underlying the options remaining unissued as of the date hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Lauderdale, State of Florida, on March 19th, 2004.

Nucotec, Inc.
/s/ Earl T. Shannon By: Earl T. Shannon Its: President

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PART II
  Item 9. Undertakings
SIGNATURES